                                                                        EX-99(j)

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 40 to the Registration Statement (Form N-1A) (No. 33-14363) of Delaware VIP Trust of our report dated February 7, 2003, included in the 2003 Annual Report to shareholders.



Ernst & Young LLP
-----------------
Ernst & Young LLP
Philadelphia, Pennsylvania
May 16, 2003